EXECUTION COPY

                      FIRST AMENDMENT TO PURCHASE AGREEMENT

     FIRST AMENDMENT dated August 31, 1998 to the PURCHASE AGREEMENT ("Agreement") dated as of July 13, 1998, among Robert Kaplan, Deborah Kaplan-Brooks, Barton Kaplan, and Edward Kaplan ("Sellers"), CareMatrix of Massachusetts, Inc., a Delaware corporation ("Purchaser") and CareMatrix Corporation, a Delaware corporation ("CareMatrix"), as Guarantor:

     WHEREAS, the parties hereto desire that certain provisions of the Agreement be amended as herein set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 1.01. (a) Section 1.01 is hereby amended by adding the following definitions in proper alphabetical order:

     "`Alandco Purchase Price' means the amount of the Purchase Price allocated to Alandco as set forth on Schedule 2.02(A) to this Agreement."

     "`Alandco Shares' means the issued and outstanding shares of common stock of Alandco."

     "`Closing' means, with respect to all the Companies other than Alandco, the Initial Closing, and with respect to Alandco, the Alandco Closing."

     "`Closing Date' means, with respect to all the Companies other than Alandco, the Initial Closing Date, and with respect to Alandco, the Alandco Closing Date."

     "`North Fork Loan' means that certain loan from North Fork Bank to South Shore Associates, LLC entered into pursuant to a Building Loan Agreement, dated November 4, 1997 between South Shore Associates, LLC and North Fork Bank, and the agreements and instruments related thereto."

     "`SeniorCare Shares' means the issued and outstanding shares of common stock of SeniorCare Group, Ltd. a New York corporation."

     "`Trust Interests' means the membership interests in Seniorland Company, LLC owned by the Trusts as set forth on Schedule I hereto."

     (b) The definition of "Projects under Development" is hereby amended by deleting therein the name "South Shore Associates, LLC" and substituting therefor the name "Seniorland, LLC".

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     (c) The definition of "Total Working Capital" is hereby amended by (i)
adding the parenthetical "(other than Alandco)" after the word "Companies" wherever it appears and (ii) replacing the term "Closing Balance Sheet" contained therein with the term "Initial Closing Balance Sheet".

     2. Section 1.02. The references in Section 1.02 to "Closing", "Closing Balance Sheet" and "Closing Date" are hereby deleted, along with their corresponding section references, and the following terms are hereby added to such Section, in proper alphabetical order, with their corresponding section references:

     "Alandco Closing"                      "2.04"
     "Alandco Closing Balance  Sheet"       "2.06"
     "Alandco Closing Date"                 "2.04"
     "Alandco Debt Consents"                "8.02"
     "Consulting Agreement"                 "5.10"
     "Initial Closing"                      "2.03"
     "Initial Closing Balance Sheet"        "2.07"
     "Initial Closing Date"                 "2.03"
     "South Shore Note"                     "8.01"
     "Trusts"                               "3.24"

     3. Section 2.02. Section 2.02 is hereby amended as follows:

     (a) The first sentence of Section 2.02 is amended by (i) deleting the figure "104,000,000" contained therein and replacing such figure with the figure "105,714,763".

     (b) The second sentence of Section 2.02 is hereby deleted in its entirety and replaced with the following:

     "The Purchase Price shall be subject to adjustment in accordance with Sections 2.05, 2.06, and 8.02."

     4. Section 2.03. Section 2.03 is hereby deleted in its entirety and replaced with the following:

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     "SECTION 2.03. Initial Closing. (a) Subject to the terms and conditions of this Agreement, the sale and purchase of the Senior Care Shares and the Membership Interests, contemplated hereby shall take place at a closing (the "Initial Closing") to be held at 10:00 a.m., local time, on the last Business Day of the month during which the later of the following occurs: (i) the expiration or termination of the applicable waiting periods under the HSR Act, if any, and (ii) the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Sections 8.01(a) and 8.02(a) of this Agreement, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other time or on such other date or at such other place as each Seller and the Purchaser may mutually agree upon in writing (the day on which the Initial Closing takes place being the "Initial Closing Date").

     (b) At the Initial Closing, each Seller shall deliver or cause to be delivered to the Purchaser: (i) stock certificates evidencing such Seller's SeniorCare Shares duly endorsed in blank or accompanied by stock powers duly executed in blank; (ii) membership certificates evidencing such Seller's Membership Interests duly endorsed in blank or accompanied by transfer powers duly executed in blank, and (iii) the certificate required to be delivered pursuant to Section 8.02(a)(i).

     (c) At the Initial Closing, Deborah Kaplan-Brooks will cause the Trusts to deliver membership certificates evidencing the Trust Interests, duly endorsed in blank or accompanied by transfer powers duly executed in blank.

     (d) At the Initial Closing, the Purchaser shall deliver to each Seller: (i) its Pro Rata Share of the Purchase Price, less the Alandco Purchase Price, by wire transfer in immediately available funds, to an account or accounts designated at least two Business Days prior to the Initial Closing Date by such Seller in a written notice to the Purchaser; provided, however, that the amount of the Purchase Price delivered to Deborah Kaplan-Brooks shall be reduced by the amount of the Purchase Price which Deborah Kaplan-Brooks directs the Purchaser to pay to the Trusts for the Trust Interests; and (ii) the certificate required to be delivered pursuant to Section 8.01(a)(i).

     (e) At the Initial Closing, the Purchaser shall deliver to the Trusts the amount of the Purchase Price which Deborah Kaplan-Brooks directs the Purchaser to pay to the Trusts for the Trust Interests, by wire transfer in immediately available funds, to an account or accounts designated at least two Business Days prior to the Initial Closing Date by Deborah Kaplan-Brooks in a written notice to the Purchaser.

     (f) All action to be taken at the Initial Closing shall be effective as of 11:59 p.m. on the Initial Closing Date."

     5. Section 2.04. Previous Section 2.04 is hereby renumbered Section 2.05, and a new Section 2.04 is hereby added as follows:

     "Section 2.04. Alandco Closing. (a) Subject to the terms and conditions of this Agreement, the sale and purchase of the Alandco Shares contemplated hereby shall take place at a closing (the "Alandco Closing") to be held at 10:00 a.m., local time, on the last Business


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

Day of the month during which the later of the following occurs: (i) written approval of the New Jersey Department of Health and Senior Service Division of Long Term Care Systems Development and Quality to the acquisition by the Purchaser of Alandco from the Sellers pursuant to this Agreement, and (ii) the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Sections 8.01(b) and 8.02(b) of this Agreement, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other time or on such other date or at such other place as each Seller and the Purchaser may mutually agree upon in writing (the day on which the Alandco Closing takes place being the "Alandco Closing Date").

     (b) At the Alandco Closing, each Seller shall deliver or cause to be delivered to the Purchaser (i) the certificate required to be delivered pursuant to Section 8.02(b)(i), and (ii) the stock certificates evidencing such Seller's Alandco Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank.

     (c) At the Alandco Closing, the Purchaser shall deliver to each Seller: (i) its Pro Rata Share of the Alandco Purchase Price, by wire transfer in immediately available funds, to an account or accounts designated at least two Business Days prior to the Alandco Closing Date by such Seller in a written notice to the Purchaser; and (ii) the certificate required to be delivered pursuant to Section 8.01(b)(i).

     (d) All action to be taken at the Alandco Closing shall be effective as of 11:59 p.m. on the Alandco Closing Date."

     6. Section 2.05. Renumbered Section 2.05 is hereby amended as follows:

     (a) Renumbered Section 2.05 is hereby renamed "Initial Closing Purchase Price Adjustment," all references to "Section 2.04" shall be changed to "Section 2.05", and all references to "Closing Balance Sheet" are hereby deleted and replaced with "Initial Closing Balance Sheet".

     (b) The first two sentences of Section 2.05(b) are hereby deleted in their entirety and replaced with the following:

     "(b) As soon as practicable, but in no event later than 90 calendar days following the Initial Closing Date, the Sellers shall jointly prepare a combined balance sheet (the "Initial Closing Balance Sheet") reflecting the financial position of the Companies other than Alandco as of the Initial Closing Date. The Initial Closing Balance Sheet shall be accompanied by the report thereon of KPMG Peat Marwick LLP, independent accountants of the Sellers (the "Sellers' Accountants"), stating that the Initial Closing Balance Sheet fairly presents in all material respects the combined financial position of the Companies reflected on the Initial Closing Balance Sheet in accordance with GAAP applied on a basis consistent with the preparation of the 1997 Combined Balance Sheet."


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

     7. Section 2.06. A new Section 2.06 is hereby added to the Agreement as follows:

     "SECTION 2.06. Alandco Purchase Price Adjustment. As soon as practicable, but in no event later than 90 calendar days following the Alandco Closing Date, the Sellers shall jointly prepare a balance sheet (the "Alandco Closing Balance Sheet") reflecting the financial position of Alandco as of the Alandco Closing Date. All other provisions of Section 2.05 shall apply mutatis mutandis as if all references to the Closing Balance Sheet therein were references to the Alandco Closing Balance Sheet."

     8. Section 3.03. Section 3.03 is hereby amended by deleting the penultimate sentence therein and substituting therefor the following:

     "Each Seller and, in the case of the Trust Interests, the Trusts, own the Shares and Membership Interests set forth opposite such Person's name on Parts I and II, respectively of Schedule I hereto, free and clear of all Encumbrances, except for any Encumbrances arising out of, under or in connection with this Agreement."

     9. Section 3.24. Article III is hereby amended by adding at the end thereof a new Section 3.24 to read as follows:

     "SECTION 3.24. Trusts. Deborah Kaplan-Brooks represents and warrants that
(a) the Deborah Kaplan Brooks Trust f/b/o Michael Brooks, the Deborah Kaplan Brooks Trust f/b/o Hilary Brooks, and the Deborah Kaplan Brooks Trust f/b/o Stephanie Brooks (collectively, the "Trusts") have the legal right, power and authority to (i) own the Trust Interests, and (ii) transfer the Trust Interests to the Purchaser, free and clear of all Encumbrances, except for any Encumbrances arising out of, under or in connection with this Agreement, and (b) the Trust Interests shall be transferred by the Trusts to the Purchaser at the Initial Closing. For the purposes of Article III only, all references to "Membership Interests" shall be deemed to include the Trust Interests."

     10. Section 5.08. Section 5.08 is hereby deleted in its entirety and replaced with the following:

     "SECTION 5.08. Intellectual Property. (a) The Sellers acknowledge that from and after the Initial Closing, the Intellectual Property Rights of the Companies other than Alandco shall be owned by the Purchaser, that from and after the Alandco Closing, the Intellectual Property Rights of Alandco shall be owned by the Purchaser, that the Sellers shall have no rights thereto and that the Sellers will not contest the ownership or validity of any rights of the Purchaser thereto, in each case from and after the applicable closings.

     (b) Except as expressly agreed in writing by the Purchaser or pursuant to any agreements and licenses between the Purchaser and the Sellers, (i) from and after the Initial Closing, the Sellers shall not use any of the Intellectual Property Rights of the Companies other than Alandco, and (ii) from and after the Alandco Closing, the Sellers shall not use any of the Intellectual Property Rights of Alandco."


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

     11. Section 5.10. The first sentence of Section 5.10 is hereby deleted in its entirety and replaced with the following:

     "The Purchaser shall enter into an operating agreement with the Sellers at the Initial Closing in substantially the form attached hereto as Exhibit A (the "Operating Agreement") pursuant to which the Sellers shall operate the facilities owned by the Companies other than Alandco. The Purchaser shall enter into a consulting agreement with the Sellers at the Alandco Closing in substantially the form attached hereto as Exhibit B (the "Consulting Agreement") pursuant to which the Sellers shall make themselves available for consultations with the Purchaser with respect to the operation of the facility owned by Alandco during the term set forth therein."

     12. Section 5.12. Sections 5.12(a) and 5.12(e) are hereby amended by replacing the references to "Closing Date" therein with "Initial Closing Date".

     13. Section 5.13. Section 5.13 is hereby amended by replacing the reference to "Closing Date" therein with "Initial Closing Date".

     14. Section 5.14. A new Section 5.14 is hereby added to read as follows:

     "SECTION 5.14. South Shore Note. The Purchaser shall punctually make all payments due under the South Shore Note."

     15. Section 7.01. Section 7.01(a) is hereby amended by replacing the reference to "Closing Balance Sheet" therein with "Initial Closing Balance Sheet with respect to each Company other than Alandco and the Alandco Closing Balance Sheet with respect to Alandco".

     16. Section 7.06. Section 7.06 is hereby amended by deleting all references to "Companies" and replacing them with "Companies other than Alandco after the Initial Closing Date and all Companies after the Alandco Closing Date".

     17. Section 8.01. Section 8.01 is hereby amended as follows:

     (a) The first paragraph of Section 8.01 is hereby deleted in its entirety and replaced with the following:

     "(a) The obligations of each Seller to consummate the Initial Closing, shall be subject to the fulfillment or waiver, at or prior to the Initial Closing, of each of the following conditions:"

     (b) Sections 8.01(a) through (e) are hereby renumbered Sections 8.01(a)(i) through (v), Section 8.01(f) is hereby deleted in its entirety, and Section 8.01(g) is hereby renumbered Section 8.01(a)(vi).


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

     (c) Former Section 8.01(a) is hereby amended by deleting all references to "Closing" therein and replacing them with "Initial Closing" and by relettering
(i), (ii), and (iii) as (A), (B), and (C).

     (d) Former Section 8.01(c) is hereby amended by deleting the reference to "Section 8.01(c)" therein and replacing it with "Section 8.01(a)(iii)."

     (e) Former Section 8.01(d) is hereby deleted in its entirety and replaced with the following:

          "(iv) Assumption of Guarantees. The Purchaser shall have assumed or replaced the Guarantees applicable to the Companies other than Alandco;"

     (f) A new Section 8.01(a)(vii) shall be added as follows:

          "(vii) Assignment. (A) The Building Loan Mortgage Note dated November 4, 1997, from South Shore Associates, LLC, to North Fork Bank, and the Subordinated Soft Cost Loan Note dated November 4, 1997, from South Shore Associates, LLC, to North Fork Bank shall have been assigned in full by North Fork Bank to R.K. Associates; (B) all mortgages in South Shore Associates, LLC's properties held by North Fork Bank shall have been assigned in full to R.K. Associates; (C) all guarantees entered into in connection therewith shall have been terminated; (D) South Shore Associates, LLC, shall have entered into amendments to such notes and mortgages, pursuant to which it agrees to pay on a secured basis the principal amount of $6,500,000 to R.K. Associates on September 30, 1998 (such agreement, the "South Shore Note"); provided, however, that such date shall be extended to not later than October 31, 1998, upon Purchaser's written assurances satisfactory to the Sellers that it is diligently working to obtain mortgage financing for South Shore Associates LLC's properties; and (E) CareMatrix shall have entered into guarantees and indemnities for the benefit of R.K. Associates substantially similar to those entered into by South Shore Associates, LLC, in connection with the notes referred to in clause
          (A) above."

     (g) A new Section 8.01(b) shall be added as follows:

          "(b) The obligations of each Seller to consummate the Alandco Closing shall be subject to the fulfillment or waiver, at or prior to the Alandco Closing, of each of the following conditions:


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

          (i) Representations and Warranties; Covenants. (A) The representations and warranties of the Purchaser to the extent made with respect to Alandco contained in this Agreement shall be true and correct as of the Alandco Closing, with the same force and effect as if made as of the Alandco Closing (or, in the case of such representations and warranties of the Purchaser which address matters only as of a particular date, as of such date), except where the failure to be so true and correct would not have a material adverse effect on the ability of the Purchaser to consummate the Alandco Closing; (B) the covenants and agreements contained in this Agreement to be complied with by the Purchaser with respect to Alandco at or prior to the Alandco Closing shall have been complied with in all material respects; and (C) the Sellers shall have received a certificate of the Purchaser as to the matters set forth in clauses (A) and (B) above signed by a duly authorized officer of the Purchaser;

          (ii) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the Alandco Closing illegal or otherwise prohibiting consummation thereof; provided, however, that the provisions of this Section 8.01(b)(ii) shall not apply if any Seller has directly or indirectly solicited or encouraged any such action;

          (iii) Assumption of Guarantees. The Purchaser shall have assumed or replaced the Guarantees applicable to Alandco in their entirety;

          (iv) Other Governmental Approvals. The Sellers shall have obtained the approval of the New Jersey Department of Health and Senior Services Division of Long Term Care Systems Development and Quality to the sale of Alandco by the Sellers to the Purchaser pursuant to this Agreement and such approval shall be in form and substance reasonably satisfactory to the Sellers and shall not be subject to the satisfaction of any condition that has not been satisfied or waived; and

          (v) Consulting Agreement. The Purchaser shall have delivered to each Seller duly executed counterparts of the Consulting Agreement."


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

     18. Section 8.02. Section 8.02 is hereby amended as follows:

     (a) The first paragraph of Section 8.02 is hereby deleted in its entirety and replaced with the following:

          "(a) The obligations of the Purchaser to consummate the Initial Closing shall be subject to the fulfillment or waiver, at or prior to the Initial Closing, of each of the following conditions:"

     (b) Sections 8.02(a) and (b) are hereby renumbered Sections 8.02(a)(i) and
(ii), Section 8.02(c) is hereby deleted in its entirety, and Sections 8.02(d) through (h) are hereby renumbered Sections 8.02(a)(iii) through (vii).

     (c) Former Section 8.02(a) is hereby amended by deleting all references to "Closing" therein and replacing them with "Initial Closing" and by relettering
(i), (ii), and (iii) as (A), (B), and (C).

     (d) Former Section 8.02(d) is hereby amended by deleting the reference to "Section 8.02(c)" therein and replacing it with "Section 8.02(b)(iii)."

     (e) Former Section 8.02(f) is hereby deleted in its entirety and replaced with the following:

          "(v) Third Party Consents. All consents (or in lieu thereof waivers) to the performance by the Sellers of their obligations with respect to the Companies other than Alandco, under this Agreement and the Operating Agreement or to the consummation by the Sellers of the transactions contemplated hereby and thereby at or prior to the Initial Closing as are required under any contract to which any of the Sellers or the Companies is a party or by which any of their respective assets and properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to have a Material Adverse Effect, (A) shall been obtained,
          (B) shall be in form and substance reasonably satisfactory to the Purchaser, (C) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (D) shall be in full force and effect; provided, however, that in the event the consent of any party to any of the loan agreements or mortgages set forth in Section 3.05 of the Disclosure Schedule is not obtained to such performance or consummation (the "Debt Consents"), the Sellers shall have the right to elect to reduce the amount of the Purchase Price payable at the Initial Closing by an amount equal to the amount of any prepayment penalty incurred as a result of the prepayment of any amounts owing under such loan agreement or mortgage and, if

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

          such election is made, the condition set forth in this Section 8.02(a)(v) will be deemed satisfied with respect to any such loan agreement or mortgage."

     (f) Former Section 8.02(g) is hereby amended by deleting all references to "Companies" therein and replacing them with "Companies other than Alandco," and renumbering (a) and (b) as (A) and (B).

     (g) Former Section 8.02(h) is hereby amended by deleting the reference to "the Companies" therein and replacing it with "the Companies other than Alandco" by deleting the reference to "Closing Date" therein and replacing it with "Initial Closing Date" and by deleting the reference to "Closing" therein and replacing it with "Initial Closing."

     (h) A new Section 8.02(a)(viii) shall be added as follows:

          "North Fork Loan. The Purchaser shall have evidence in form and substance reasonably satisfactory to the Purchaser that South Shore Associates, LLC has no further obligations to North Fork Bank under the North Fork Loan."

     (i) A new Section 8.02(b) shall be added as follows:

          "(b) The obligations of each Purchaser to consummate the Alandco Closing shall be subject to the fulfillment or waiver, at or prior to the Alandco Closing, of each of the following conditions:

               (i) Representations and Warranties; Covenants. (A) The representations and warranties of each Seller contained in this Agreement to the extent made with respect to Alandco shall be true and correct as of the Alandco Closing, with the same force and effect as if made as of the Alandco Closing (or, in the case of such representations and warranties of such Seller which address matters only as of a particular date, as of such date), except where the failure to be so true and correct would not have a Material Adverse Effect; (B) the covenants and agreements contained in this Agreement to be complied with by each Seller with respect to Alandco at or prior to the Alandco Closing shall have been complied with in all material respects; and (C) the Purchaser shall have received a certificate of each Seller as to matters set forth in clauses (A) and (B) above signed by such Seller;

               (ii) Other Governmental Approvals. The Purchaser shall have obtained the approval of the New Jersey


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

               Department of Health and Senior Service Division of Long Term Care Systems Development and Quality to the acquisition by the Purchaser of Alandco from the Sellers pursuant to this Agreement and such approval shall be in form and substance reasonably satisfactory to the Purchaser and shall not be subject to the satisfaction of any condition that has not been satisfied or waived;

               (iii) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order which is in effect and has the effect of making the Alandco Closing illegal or otherwise prohibiting consummation thereof; provided, however, that the provisions of this Section 8.02(b)(iii) shall not apply if the Purchaser has directly or indirectly solicited or encouraged any such action;

               (iv) Consulting Agreement. The Sellers shall have delivered duly executed counterparts of the Consulting Agreement;

               (v) Third Party Consents. All consents (or in lieu thereof waivers) to the performance by the Sellers of their obligations with respect to Alandco under this Agreement and the Consulting Agreement or to the consummation by the Sellers of the transactions contemplated hereby and thereby at or prior to the Alandco Closing as are required under any contract to which any of the Sellers or Alandco is a party or by which any of their respective assets and properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to have a Material Adverse Effect, (A) shall have been obtained, (B) shall be in form and substance reasonably satisfactory to the Purchaser, (C) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, and (D) shall be in full force and effect; provided, however, that in the event the consent of any party to any of the loan agreements or mortgages set forth in Section 3.05 of the Disclosure Schedule to which Alandco is a party is not obtained to such performance or consummation (the "Alandco Debt Consents"), the Sellers shall have the right to elect to reduce the Alandco Purchase Price by an amount equal to the amount of any prepayment penalty incurred as a result of the prepayment of any amounts owing under such loan agreement or mortgage and, if such election is made, the condition set forth in this Section 8.02(b)(v) will be deemed satisfied with respect to any such loan agreement or mortgage;

               (vi) Good Standing Certificates. The Sellers shall have delivered to the Purchaser (a) copies of the articles of incorporation including all amendments thereto, of Alandco certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation, and (b) certificates from the Secretary of State or other appropriate official of the respective jurisdiction of incorporation to the effect that Alandco is in good standing or subsisting in such jurisdiction, listing all charter documents of Alandco on file and attesting to its payment of all franchise or similar Taxes; and

               (vii) Resignations of Directors and Officers. Such members of the board of directors and such officers of Alandco as are designated in a written notice delivered at least two (2) Business Days prior to the Alandco Closing Date by the Sellers to the Purchaser shall have tendered, effective at the Alandco Closing, their resignations as such directors and officers."

     19. Section 9.01. Section 9.01 is hereby amended by deleting the term "the Closing Date" and substituting therefor the following: "(a) with respect to any such representations, warranties, covenants or agreements made relating to any Company other than Alandco, the Initial Closing Date and (b) with respect to any such representations, warranties, covenants or agreements made relating to Alandco, the Alandco Closing Date".

     20. Section 9.04. Section 9.04(b) is hereby deleted in its entirety and replaced with the following:

     "(b) Each party hereto hereby acknowledges and agrees that, from and after the Initial Closing, with respect to matters relating to the Companies other than Alandco, and from and after the Alandco Closing, with respect to matters relating to Alandco, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX and in Article VII. In furtherance of the foregoing, each party hereto hereby waives, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it may have, from and after the applicable closing, against the other parties hereto its officers, directors, employees, agents, representatives and Affiliates relating to the subject matter of this Agreement."

                  21. Section 10.01. Section 10.01 is hereby amended as follows:


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

     (a) The introductory sentence of Section 10.01 is hereby deleted in its entirety and replaced with the following:

     "This Agreement may be terminated at any time prior to the Initial Closing and the Alandco Closing, with respect to Interests not yet transferred to Purchaser pursuant to this Agreement:"

     (b) Subsection 10.01(c) is hereby amended by replacing the references to "Closing" therein with "Initial Closing."

     (c) A new Subsection 10.01(d) is hereby added before the last sentence of
Section 10.01 to read as follows:

          "(d) by Sellers if the Alandco Closing shall not have occurred by December 31, 1998, unless such closing shall not have taken place due to the failure by Sellers to fulfill any obligation under this Agreement; provided, however, that in the event that Purchaser is making good faith efforts to obtain the approvals required by Sections 8.01(b)(iv) and 8.02(b)(ii), such date shall be extended for an additional sixty days."

     22. Section 10.02. Section 10.02 is hereby amended by adding the following sentence at the end of the Section:

          "Notwithstanding the foregoing, in the event of termination as provided in Section 10.01, this Agreement shall only become void, and liability shall only be limited as set forth in this Section 10.02, with respect to Interests not yet transferred to Purchaser pursuant to this Agreement."

     23. Section 10.03. Section 10.03 is hereby amended by deleting the reference to "Closing" therein and replacing it with "Initial Closing or the Alandco Closing".

     24. Section 11.01. Section 11.01 is hereby amended as follows:

     (a) Section 11.01(a) is hereby amended by deleting the reference to "Closing" therein and replacing it with "Initial Closing or the Alandco Closing".

     (b) Section 11.01(b) is hereby deleted in its entirety and replaced with the following:

          "Notwithstanding the foregoing, (i) if the Initial Closing does not occur because of a breach by a party hereto, such party will reimburse the other parties (as their sole and exclusive remedy hereunder) for their out-of-pocket costs and expenses, including, without limitation, fees and expenses of counsel, financing sources and accountants and disbursements of financial advisors, incurred in connection with the preparation, negotiation and performance of this Agreement and the transactions contemplated hereby, and (ii) if the Initial Closing occurs, but the Alandco Closing does not occur because of a breach by a party hereto, such party will reimburse the other parties (as their sole and exclusive remedy hereunder) for six percent of their aggregate out-of pocket costs and expenses, as described in clause (i) above.

     25. Section 11.11. Section 11.11 is hereby amended by deleting the first reference to "Closing" therein and replacing it with "Initial Closing or Alandco Closing" and by deleting the second reference to "Closing" therein and replacing it with "applicable closing."

     26. Schedule I. Schedule I is hereby amended as set forth in the attached revised form of Schedule I to reflect the Trust Interests in Seniorland Company, LLC.

     27. Schedule 2.02(A). Schedule 2.02(A) is hereby amended by deleting the figure "21,290,000" contained therein and substituting therefor the figure "24,304,763", and by deleting the figure $9,600,000 and substituting therefor the figure "8,300,000".

     28. Exhibit A. The form of Operating Agreement attached to the Agreement as Exhibit A is hereby amended by (a) deleting Alandco as a party thereto and (b) amending Section 6.M by (i) inserting at the end of the first sentence thereof the following:

          ", except that Operators shall pay all "back-office" expenses of the Facilities for the period from and after the Initial Closing Date to and until the earlier of (x) the second anniversary thereof and (y) the termination of this Agreement, so long as the aggregate amount of such expenses shall not have exceeded $1,386,763. To the extent that the aggregate amount of such expenses upon the earlier of such second anniversary and the date of such termination is less than $1,386,763, the Operators shall pay the difference between $1,386,763 and such aggregate amount to the Owners.";

     (ii) inserting at the end of the third sentence thereof the following:

          ", and any taxes (and reasonable legal and accounting fees related thereto) imposed on the Operators, or for which the Operators are held liable, to the extent relating to the obligations of the Operators under this Section 6.M to pay "back-office" expenses (such as taxes that become payable by the Operators as a result of the disallowance of a current tax deduction or similar tax benefit for back-office expenses), net of any tax deduction or similar benefit to which the Operators become entitled as a result of the facts that gave rise to the increased tax liability."; and

     (iii) inserting at the end thereof the following:

          "For the purposes of this Paragraph 6.M, "back-office" expenses shall mean the salaries of the personnel employed by the Operators to provide controller, payroll, accounts payable, accounts receivable, secretarial, purchasing and maintenance services; employee benefits expenses; telephone expenses; and expenses for supplies, postage and computer maintenance incurred by the Operators in operating the Facilities, and shall not include capital expenditures."

     29. Disclosure Schedule. Section 3.13(a) of the Disclosure is hereby amended by deleting the reference to the property located at 1515 Veterans Memorial Highway from the section set forth across from South Shore Associates, LLC.

     30. References. (a) All references to Sections in the Agreement renumbered hereby shall be deemed to be references to such Sections as renumbered.

     (b) All references to "this Agreement" and terms of like import in the Agreement shall be deemed to the references to the Agreement as amended hereby.

     31. Construction. The parties hereto acknowledge and agree that unless specifically stated otherwise in this Agreement as amended, (a) all obligations of the parties relating to any Company other than Alandco referring to "Closing" or the "Closing Date" therein shall mean and be a reference to the "Initial Closing" and the "Initial Closing Date", respectively, and (b) all obligations of the parties relating to Alandco referring to "Closing" or the "Closing Date" therein shall mean and be a reference to the "Alandco Closing" and the "Alandco Closing Date", respectively.

     32. No Other Amendments. Except as expressly amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

     33. Counterparts. This First Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

     34. Headings. The headings of this First Amendment are for reference only and shall not limit or otherwise affect the meaning hereof.

     35. Governing Law. The Amendment shall be governed by and construed in accordance with the laws of the State of New York.





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                                      -15-

                                                                  EXECUTION COPY

     IN WITNESS WHEREOF, this First Amendment to Purchase Agreement has been executed and delivered as of the date first written above by each Seller and, with respect to the Purchaser and the Guarantor, by its respective officers thereunto duly authorized.



                                  /s/ Robert Kaplan
                                  -------------------------------------
                                  ROBERT KAPLAN



                                  /s/ Deborah Kaplan-Brooks
                                  -------------------------------------
                                  DEBORAH KAPLAN-BROOKS



                                  /s/ Barton Kaplan
                                  -------------------------------------
                                  BARTON KAPLAN



                                  /s/ Edward Kaplan
                                  -------------------------------------
                                  EDWARD KAPLAN



                                  CAREMATRIX OF MASSACHUSETTS, INC.



                                  By: /s/ David B. Currie
                                      ---------------------------------
                                      Name:  David B. Currie
                                      Title: VP



                                  CAREMATRIX CORPORATION



                                  By: /s/ David B. Currie
                                      ----------------------------------
                                      Name:  David B. Currie
                                      Title: VP